UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2007

SANTA FE ENERGY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-11450	76-6081498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

The Bank of New York Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas  78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (800) 852-1422

Not Applicable

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed by Santa Fe Energy Trust (the “Trust”) in its press release dated March 12, 2007, its Form 8-K filed with the Securities and Exchange Commission on March 12, 2007, and its Notification on Form 12b-25 filed with the Securities and Exchange Commission on March 16, 2007, the Trust was not able to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) in a timely manner because of possible overpayments that Devon Energy Corporation (“Devon”) believes it may have made to the Trust during 2006 and prior years for net profits royalties.

Devon has advised The Bank of New York Trust Company, N.A., as trustee of the Trust (the “Trustee”) that Devon is working to complete a review of the properties in which the Trust has an interest.  Devon has further informed the Trustee that Devon now estimates the aggregate amount of the potential overpayments at $6.7 million.  Devon has also informed the Trustee that the December 31, 2005 reserve report prepared for the Trust by its independent petroleum engineers included interests purportedly held by the Trust in a field located in Texas known as the Anton-Irish field, to which the independent petroleum engineers attributed a net present value, based on information furnished to them by Devon, in the range of $10-12 million as of December 31, 2005.  Devon has informed the Trustee that the preliminary results of its review indicate that the Trust’s actual net profits interest in the Anton-Irish field is substantially less than the interest Devon previously reported to the Trust’s independent petroleum engineers and that the engineers  used in the preparation of the December 31, 2005 reserve report.  Based on the information provided by Devon, the Trustee believes that the net present value of the net profits interest actually owned by the Trust in the Anton-Irish field is insignificant, and expects that the next reserve report will reflect an insignificant net present value for the Anton-Irish field when prepared.  The Trust intends to obtain a new reserve report as soon as possible.  However, the petroleum engineers will be unable to prepare a new report until Devon has completed its review as described above.

Devon has cautioned the Trustee that its estimate of the amount of its overpayments to the Trust is preliminary, and that Devon’s review is ongoing.  Devon has further informed the Trustee that at present Devon anticipates that it will need at least an additional four weeks to complete its review.

On May 1, 2007 the Trustee concluded, based on the information furnished to the Trustee by Devon as described above, that the Trust’s previously-issued financial statements, which include supplemental oil and gas reserve information, should no longer be relied upon.  In addition, the Trustee concluded that the reserve reports previously delivered to the Trust and included and discussed in the Trust’s Annual Reports on Form 10-K, also should no longer be relied upon.  The Trustee is unable to predict when revised financial statements and supplemental oil and gas information will be available.

Except as set forth below, the Trustee is unable at this time to identify specific financial statements or the years or periods covered by those financial statements that should no longer be relied upon, as it does not yet have sufficient information on which to base such a determination.  At this time the Trustee believes that the supplemental oil and gas disclosures for the year ended December 31, 2005 will be affected, and that the supplemental oil and gas disclosures for prior periods are also likely to be affected.  The Trustee anticipates that it will be able to identify the specific financial statements and years or periods covered that should no longer be relied upon after it receives and reviews the results of Devon’s review of the properties in which the Trust has an interest as described above.  The Trustee intends to amend this Report on Form 8-K to provide that information promptly after it receives and reviews information sufficient to enable it to do so.

The Trustee has discussed with the Trust’s independent accountant the matters disclosed in this Report on Form 8-K.

ITEM 8.01.  Other Events.

The information set forth in Item 4.02 is hereby incorporated by reference.  A copy of a press release issued by the Trust dated May 1, 2007 is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 8.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Santa Fe Energy Trust Press Release dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Fe Energy Trust

By:	The Bank of New York Trust Company N.A.,
as Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

Date:  May 3, 2007